UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2010

Commission File Number: 000-53176

AEON HOLDINGS INC.
(Exact Name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

One Galleria Boulevard, Suite 910
Metairie, Louisiana 70001
(Address of principal executive offices)

504-831-4166
(Registrant’s telephone number, including area code)

10000 N.E. 7th Avenue, Suite 100-C
Vancouver, Washington 98685
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01     Entry into a Material Definitive Agreement
Item 2.10     Completion of Acquisition or Disposition of Assets
Item 3.02     Unregistered Sales of Equity Securities
Item 5.01     Changes in Control of Registrant
Item 5.02     Departure of Directors or Certain Officers: Election of Directors;
                   Appointment of Certain Officers; Compensatory Arrangements of
                   Certain Officers

On December 14, 2010, Aeon Holdings, Inc., (the "Company") entered into a purchase agreement (the "Purchase Agreement") with BCM Energy Partners, LLC ("BCM") to acquire BCM's entire interest in that certain oil field in Baton Rouge, Louisiana known as University Field. The transactions contemplated by the Purchase Agreement were completed on December 14, 2010. Other than with respect to the Purchase Agreement, there is no material relationship between the Company or its affiliates and BCM.

In consideration for the acquisition of the University Field property, the terms of the Purchase Agreement required the Company to issue and deliver to BCM 4,800,000 shares of the Company's preferred stock.

In addition, the terms of the Purchase Agreement also required the Company to:

- Assume up to $1,800,000 in outstanding liabilities associated with the University Field property; and
- Enter into, complete and pay for financial audits of its business through the fiscal quarter ended August 30, 2010, of such quality as will meet SEC filing criteria.

The University Field Property

The University Field property acquired by the Company pursuant to the terms of the Purchase Agreement consist of 14 leases covering approximately 300 gross acres in East Baton Rouge, LA with 19 current wells identified in-field. At this time 2 wells were producing with 4 workovers scheduled for the first quarter of 2011 and at least one identified in-field drilling opportunity.

Change in Control

The issuance of 4,800,000 shares of the Companyʹs preferred stock (with voting rights equivalent to common stock at a 20 to 1 ratio) to BCM results in a change in control of the Company. As of the date of this report BCM will beneficially own approximately 80% of the Companyʹs voting common stock and common stock equivalents.

To the Companyʹs knowledge, other than as described in the Purchase Agreement, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters. To the Companyʹs knowledge, there are also no arrangements the operation of which may at subsequent date result in a further change of control of the Company.

Directors and Officers

On December 14, 2010, Brandon Toth resigned as a director and from any and all officer positions he may have held and Vic Devlaeminck resigned from his positions as President, Chief Executive Officer and Chief Financial Officer of the Company. On the same day R. Gerald Bailey was appointed as Chief Executive Officer, Secretary and to the board of directors as chairman of the board; David M. Beach was appointed as President, Chief Financial Officer, Treasurer and a member of the board of directors; John H. Counce III was appointed as Chief Operating Officer and a member of the board of directors. All persons so appointed shall hold their respective positions until such time as their successors are duly elected and appointed.

Biographical Information:

R. Gerald Bailey, Chief Executive Officer, Secretary and Chairman of the Board of Directors

Dr. Bailey was the former President of Exxon, Arabian Gulf and has over 45 years of experience in both upstream and downstream elements of the petroleum industry, in particular, in the United States Gulf Coast, onshore and offshore, the Middle East, North Africa and the Caribbean. He has extensive supervisory and management experience and received a BS degree in Chemical Engineering from the University of Houston, an MS from the New Jersey Institute of Technology and a PhD in Engineering from Columbia Pacific University. From 1978 until 1997 he worked for Exxon in the Middle East, his last position at Exxon was President, Arabian Gulf, based in Abu Dhabi in the United Arab Emirates. In this role he was responsible for the co-ordination of all of Exxonʹs business interests in the Arabian Gulf. In previous roles within Exxon he was the Operations Manager responsible for managing production in excess of 300,000 barrels of oil per day and 600 mmcf gas per day. Dr. Bailey is a registered Professional Engineer in the State of Texas.

David M. Beach, President, Chief Financial Officer, Treasurer and member of the Board of Directors

Mr. Beach has been actively involved in the private equity and capital markets for over ten years, primarily working with distressed companies and related financial offerings. Mr. Beach formed BCM Energy Investments, LLC and BCM Energy Partners, LLC, while serving as an Executive Vice President - New York for Emerson Equity, LLC. He has also served as an advisor to privately held corporate clients of Emerson where he excelled in identifying solutions to distressed situations. Prior to Emerson, Mr. Beach was the Managing Director of Investments for a boutique firm in New York and a Director in a managed futures fund, with key roles in developing international partnerships and clients. Mr. Beach attended Louisiana State University in Baton Rouge, LA and is a native of New Orleans. He maintains consulting relationships with numerous private funds and investment advisory groups worldwide.

John H. Counce, III, Chief Operating Officer and member of the Board of Directors

Mr. Counce has been active in the Gulf Coast oil and gas industry for over 15 years as an investor, operator, owner and land man. He began with Martin and Marks Minerals in New Orleans, where his duties included the land man functions including leasing, prospecting, sourcing and evaluating. This early work led him to take a more active role in the formulation and funding oil and gas prospects. At the same time, he began managing his familyʹs investment holdings including conventional securities, commercial real estate and private energy holdings. Mr. Counce attended Tulane University (New Orleans, LA) and brings a local industry perspective on BCM transactions, specifically in evaluating local operators, owners and assets. As a former manager owner of Milco Energy, Mr. Counce assembled and acquired the leases and wells known as University Field.

Vic Devlaeminck, member of the Board of Directors

Mr. Devlaeminck, the former President, Chief Executive Officer and Chief Financial Officer of Aeon Holdings, Inc., has over 35 years of experience in accounting and tax compliance as well as nearly 30 years practicing tax and business law. Since 1993 he has maintained a dual private law and accounting practice specializing in tax and business matters under his own name. He is a member of the Oregon and Washington State Bar Associations, Oregon Society of Certified Public Accountants and the American Association of Attorney-Certified Public Accountants. In addition to being admitted to practice in the state courts of Oregon and Washington state, he is also admitted to practice before the U.S. Tax Court and the U.S. District Court (Oregon) and is a licensed CPA in both Oregon and Washington state.

9.1     Financial Statements and Exhibits

Exhibit Number	Exhibit Description
10.1	Purchase and Sale Agreement with BCM Energy Partners, LLC, dated December 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 1/3/2011	AEON HOLDINGS, INC. (Registrant)
By; /s/ David M. Beach David M. Beach, President, Director

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AGREEMENT (the "Agreement") is dated for reference the 11th day of December, 2010 (the "Effective Date").

AMONG:

AEON HOLDINGS INC. a company incorporated under the laws of the state of Delaware, with an executive office at 10000 N.E. 7th Avenue, Suite 100-C, Vancouver, Washington, 98685 (the "Buyer")

AND:

BCM Energy Partners, LLC a limited liability company incorporated under the laws of the state of New York, with an executive office at One Galleria Blvd., Suite 910 Metairie, LA 70001. (the "Seller")

WHEREAS the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, all of the assets of Seller (as listed below), as contemplated by and on the terms set forth in this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.       PURCHASE AND SALE

1.1     Subject to the terms of this Agreement, the Buyer agrees to purchase all of the Sellerʹs assets, as set forth in the attached Exhibit B.

1.2     At the Closing (as defined below), as consideration for the purchase of Sellerʹs assets, the Buyer shall issue and deliver to the Seller:

          (a)     4,800,000 shares of the Buyerʹs preferred stock representing the only preferred stock outstanding at the time;

          (b)     the Buyer shall, after the Closing, submit for shareholder approval resolutions that establish the following rights and restrictions of shares of the Buyerʹs preferred stock:

                   (i)     conversion rights to shares of the Buyerʹs common stock at a twenty (20)
                           to one (1) ratio;

                   (ii)    voting rights for each share of the Buyerʹs preferred stock equivalent to twenty (20) shares of the Buyerʹs common stock; and

                   (iii)    no dividend or liquidation rights.

                   (iv)    any forward or reserve splits in the future shall affect these shares and the respective rights proportionately.

1.3     Upon execution of this agreement the Buyer shall effect the name change of the Buyer to BCM Energy Partners Inc. and approval by NASDAQ of the symbol change of the
          Buyer.

2.       CLOSING

2.1     The closing of the transactions contemplated by this Agreement (the "Closing") shall occur as soon as practicable after this Agreement is executed by the parties hereto,

2.2     In addition to the covenants of the Buyer set out in section 1, at the Closing:

          (a)     the Buyer shall appoint R. Gerald Bailey as its Chief Executive Officer, Chairman
                   and Secretary;

          (b)     the Buyer shall appoint David M. Beach as its President, Chief Financial Officer,
                   Treasurer and a member of the board of directors;

          (c)     the Buyer shall appoint John H. Counce III as Chief Operating Officer and a member of the board of directors;

          (d)     the Buyer shall complete the resignation of Brandon Toth as all officer positions and as director and the resignation of Vic Devlaeminck as CEO / CFO and appointment as director;

          (e)     the Buyer shall assume up to $1,800,000 in outstanding liabilities associated with the asset as detailed in Schedule 1 of this agreement.

3.       REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of the Seller

          (a)     Organization; Power. The Seller is a LLC incorporated and legally existing under the laws of the state of New York, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b)     Authorization. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement to which the Seller is a party have been duly and validly authorized by all necessary corporate action of the
                   Seller. This Agreement and all other agreements contemplated by this
                   Agreement, when executed and delivered by the parties thereto, shall constitute legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

          (c)     Conduct of Business; Liabilities. Except for certain obligations of the Seller, described in Section 2.2 (e), the Seller is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of the
                   Seller under:

                  (i)     any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which the Seller is a party or by which the Seller is bound; or

                  (ii)    any judgment, order or injunction of any court, arbitrator or governmental agency that would reasonably be expected to affect materially and adversely the assets of the Sellerʹs business, financial condition or results of operations.

          (d)     No Adverse Consequences. The execution, delivery and performance of this
                   Agreement by the Seller will not:

                  (i)     result in the creation or imposition of any lien, security interest, charge or encumbrance on the sellerʹs assets;

                  (ii)    violate or conflict with, or result in a breach of, any provision of the
                          Sellerʹs Articles of Incorporation or Bylaws;

                  (iii)    violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Seller, or

                  (iv)    conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to the Seller under, or constitute a default under (whether by virtue of the application of a "change of control" provision or otherwise)
                          any agreement, instrument, license or permit to which either the Seller is a party or by which the Seller is bound.

          (e)     No Undisclosed Liabilities. Except for as set forth in recorded filings against seller or the assets transferred herein, or under Section 2.2 (e) the assets transferred herein are not subject to any material liability or obligation.

          (f)      Litigation. Except as set forth in Schedule 4, there are no actions, suits, proceedings, orders, investigations, or claims pending or, to the Sellerʹs knowledge, threatened against the Seller or any of the Sellerʹs assets, at law or in equity, and the Seller is not subject to any arbitration proceedings or, to the
                   Sellerʹs knowledge, any governmental investigations or inquiries.

          (g)     Tax Matters. The Seller has filed all United States, state, local and foreign tax returns and reports required to be filed and has paid all taxes shown as due thereon, and no taxing authority has asserted any deficiency in the payment of any tax or has informed the Seller that it intends to assert any such deficiency or to make any audit or other investigation of the Seller for the purpose of determining whether such a deficiency should be asserted against the Seller.

          (h)     Compliance with Laws. The Seller is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments or decrees applicable to it, the enforcement of which, if the Seller were not in compliance therewith, would have a material adverse effect on the business and operations of the Seller. The
                   Seller has not received any notice of any asserted present or past failure by the
                   Seller to comply with such laws, statutes, ordinances, regulations, orders, judgments or decrees.

          (i)      Environmental, Health and Safety Matters. The Seller has obtained, has complied with, and is in compliance with, in each case in all material respects, all permits, licenses and other authorizations that are required pursuant to applicable environmental, health and safety legislation for its assets and operations. The Seller has not received any written or oral notice, report or other information regarding any actual or alleged material violation of any applicable environmental, health and safety legislation, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to its assets arising under applicable environmental, health and safety legislation.

          (j)      Permits and Licenses. The Seller holds, and at all times has held, all permits necessary to operate its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all government bodies, agencies and other authorities, except when the failure to hold any permit would not have a material adverse effect on the business. The Seller is in material compliance with all the terms of each permit, and there are no claims of material violation by the Seller of any permit. All applicable government entities and agencies that have issued any permits have consented or, prior to the Closing, shall have consented (when such consent is necessary) to the transfer of its assets without requiring any modification of the Sellerʹs rights or obligations under such permits.

          (k)     Accuracy of Representations and Warranties. None of the representations and warranties of the Seller contain any untrue statement of material fact or omit any material fact necessary to the statements contained in this Agreement not misleading.

3.2     Representations and Warranties of the Buyer

          (a)     Organization; Power. The Buyer is a corporation incorporated and legally existing under the laws of the state of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b)     Authorization. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement to which the Buyer is a party have been duly and validly authorized by all necessary corporate action of the
                   Buyer. This Agreement and all other agreements contemplated by this
                   Agreement, when executed and delivered by the parties thereto, shall constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

          (c)     No Conflict with Other Instruments or Agreements. The execution, delivery and performance of this Agreement by the Buyer shall not:

                  (i)     violate or conflict with, or result in a breach of, any provision of the
                          Buyerʹs Articles of Incorporation or Bylaws;

                  (ii)    violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Buyer; or

                 (iii)     conflict with, constitute grounds for termination or acceleration of, result in a breach of the terms, conditions, or provisions of, result in the loss of any benefit to the Buyer under, or constitute a default under (whether by virtue of the application of a "change of control" provision or otherwise) any agreement, instrument, license or permit to which either the Buyer is a party or by which the Buyer is bound.

          (d)     Governmental Authorities. The Buyer is not required to submit any notice, report, or other filing with any government or regulatory authority in connection with the
                   Buyerʹs execution, delivery and performance of this Agreement, and no consent, approval, or authorization of any government or regulatory authority is required to be obtained by the Buyer in connection with the Buyerʹs execution, delivery and performance of this Agreement.

          (e)     Environmental, Health and Safety Matters. The Buyer has obtained, has complied with, and is in compliance with, in each case in all material respects, all permits, licenses and other authorizations that are required pursuant to applicable environmental, health and safety legislation for its assets and operations. The Seller has not received any written or oral notice, report or other information regarding any actual or alleged material violation of any applicable environmental, health and safety legislation, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to its assets arising under applicable environmental,health and safety legislation.

          (f)      No Undisclosed Liabilities. Except as set forth in the audited balance sheet for the period ended February 28, 2009, or as set forth elsewhere in this agreement, the Buyer has no other liabilities for environmental, labor or tax matters or to any vendors or other parties.

          (g)     Litigation. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the Buyerʹs knowledge, threatened against the Buyer or its properties, assets, operations or businesses, at law or in equity, and the Buyer is not subject to any arbitration proceedings or, to the Buyerʹs knowledge, any governmental investigations or inquiries other then what is disclosed in Schedule
                   1 of this Agreement.

          (h)     Accuracy of Disclosures. All public disclosures of Buyer made in compliance with SEC (such as 10-Ks, 10-Qs, 8-Ks, etc.) or any other regulatory body are true and correct and do not contain any untrue statement of material fact or omissions of any material fact.

          (i)      Tax Matters. The Buyer has filed all United States, state, local and foreign tax returns and reports required to be filed (with the exception of the United States income tax returns for the years ended May 31, 2009 and May 31, 2010) and has paid all taxes shown as due thereon, and no taxing authority has asserted any deficiency in the payment of any tax or has informed the Buyer that it intends to assert any such deficiency or to make any audit or other investigation of the
                   Buyer for the purpose of determining whether such a deficiency should be asserted against the Buyer. The Buyer has not yet filed the United States income tax returns for the tax years ended May 31, 2009 and May 31, 2010, because Buyer desires to coordinate those returns with the completed audited financial reports for those years in order to avoid having to later amend those returns to account for auditing changes. Buyer incurred losses for both of those years so there is no tax liability or penalties of any sort anticipated to be assessed for either of those years and the appropriate returns will be filed as soon as the appropriate audited financial reports are available.

          (j)      Accuracy of Representations and Warranties. None of the representations or warranties of the Buyer contain any untrue statement of material fact or omit any material fact necessary to make the statements contained in this Agreement not misleading.

3.3     All representations, warranties, covenants and agreements made in this Agreement or in any exhibit, schedule, certificate or agreement delivered in accordance with this
          Agreement shall survive the Closing. The Sellerʹs and Buyerʹs representations and warranties shall survive the Closing for a period of not less than two (2) years, with the exception of warranties of title, which shall survive in accordance with the provisions of applicable laws.

4.       CONDITIONS PRECEDENT

4.1     Conditions Precedent to the Buyerʹs Obligations

          (a)     Available Information. The Seller shall have provided the Buyer with all available information regarding the assets being purchased.

          (b)     Representations and Warranties. Each of the representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects at the Closing with the same effect as though such representations and warranties were made at that time, except for changes contemplated, permitted or required by this Agreement. The Seller shall have performed and complied with all agreements, covenants and conditions required of the Seller under this
                   Agreement.

          (c)     No Proceeding or Litigation. No action, investigation, suit or proceeding by or before any court, government or regulatory authority shall have been commenced and be continuing against the Seller, and no action, investigation, suit or proceeding shall have been threatened against the Seller or any of its affiliates, associates, officers or directors, seeking to restrain, prevent or alter the terms of this Agreement, questioning the validity or legality of this Agreement or seeking damages in connection with this Agreement other then what has been disclosed on Schedule 1.

          (d)     Material Change. The Seller shall not have suffered any material adverse change in its business, prospects, financial condition, working capital, assets, liabilities
                    (absolute, accrued, contingent, or otherwise) or operations.

          (e)     Corporate Action. The Seller shall have furnished the Buyer with a copy, certified by an authorized signatory of the Seller, of the Sellerʹs resolutions authorizing the execution, delivery and performance of this Agreement.

4.2     Conditions Precedent to the Sellerʹs Obligations

          (a)     Debt Obligations. The Buyer shall have outstanding debt obligations to no more than four (4) creditors, with the aggregate outstanding debt obligations not exceeding $200,000. The Buyer shall either satisfy or settle these obligations
                   (identified on Schedule 1) as a requirement to consummate the transaction.

          (b)     Shares. All resolutions and share obligations due at closing shall be honored and issued upon closing. Immediately prior to the Closing, there shall be no more than 24,000,000 actual and obligations for issued and outstanding shares of the
                   Buyerʹs common stock.

          (c)     Audit. The Buyer shall enter into, complete and pay for financial audits of its business through the fiscal quarter ended August 30, 2010, of such quality as will meet SEC filing criteria.

          (d)     Representations and Warranties. Each of the representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at the Closing with the same effect as though such representations and warranties were made at that time, except for changes contemplated, permitted or required by this Agreement. The Buyer shall have performed and complied with all agreements, covenants, and conditions required of the Buyer under this
                   Agreement.

          (e)     No Proceeding or Litigation. No action, investigation, suit or proceeding by or before any court, government or regulatory authority shall have been commenced and be continuing against the Buyer, and no action, investigation, suit or proceeding shall have been threatened against the Buyer or any of its affiliates, associates, officers or directors, seeking to restrain, prevent or alter the terms of this Agreement, questioning the validity or legality of this Agreement or seeking damages in connection with this Agreement other then what is disclosed in Schedule 1 to this agreement.

          (f)     Corporate Action. The Buyer shall have furnished the Seller with a copy, certified by an authorized signatory of the Buyer, of the Buyerʹs resolutions authorizing the execution, delivery and performance of this Agreement.

5.       CONDUCT OF THE SELLER PENDING THE CLOSING

5.1     Prior to the Closing, the Seller shall operate the its business in a manner consistent with past practice, and the Seller shall continue to use its reasonable efforts to keep available the services of current management and to preserve its current relationships with persons having business dealings with it.

5.2     Prior to the Closing, the Seller shall use, preserve and maintain, as far as practicable, in the ordinary course of business, all of its assets and business operations to the same extent and in the same condition as on the date of this Agreement. Without the Buyerʹs prior written consent, the Seller shall not sell, transfer or encumber its assets or make any commitments relating to said assets, except in the ordinary course of business.

5.3     The Seller shall comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the Seller and its business operations in the ordinary course of business.

5.4     Prior to the Closing, the Seller shall notify the Buyer promptly of any material and adverse change in its assets or business operations.

6.       JOINT COVENANTS

6.1     Without limiting any other obligations of the Seller and the Buyer herein, the Seller and the Buyer shall each use their best efforts to comply with all applicable securities laws and to satisfy the conditions set forth in this Agreement.

6.2     No press releases, other public announcements or notices to customers concerning the transactions contemplated by this Agreement shall be made by the Buyer or the Seller without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall prevent the parties from supplying information or making statements as required by any government authority or in order for the parties to satisfy their legal obligations (prompt notice of which shall, in any such case, be given to the parties).

6.3     On the reasonable request of any party after the Closing, the other parties shall take all action and execute all documents and instruments necessary or desirable to consummate and give effect to this Agreement.

7.       TERMINATION

7.1     This Agreement may only be terminated in writing with the mutual consent of the parties hereto.

8.       INDEMNIFICATION

8.1     Notwithstanding any investigation by the Buyer, from and after the Closing, the Seller shall indemnify, hold harmless, and defend the Buyer and its subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and permitted assigns
          (collectively, the "Buyerʹs Indemnified Persons") from and against, and reimburse each of the Buyerʹs Indemnified Persons with respect to, any and all losses, damages, liabilities, costs, and expenses, including interest from the date of such loss to the time of payment, penalties, and reasonable attorney fees (collectively, "Damages") incurred by any of the Buyerʹs Indemnified Persons by reason of or arising out of or in connection with any breach or inaccuracy of any surviving representation or warranty of the Seller made in this Agreement, and any failure by the Seller to perform any covenant required to be performed by the Seller pursuant to this Agreement. This indemnification extends to any Damages suffered by any of the Buyerʹs Indemnified Persons, whether or not a claim is made against any of the Buyerʹs Indemnified Persons by any third party. The
          Sellerʹs liability pursuant to this indemnification shall not exceed the consideration the
          Seller shall receive pursuant to this Agreement and in no event more than $1,000,000.00 in actual damages only. All provisions of this indemnification are expressly limited to actual damages only.

8.2     Notwithstanding any investigation by the Seller, from and after the Closing, the Buyer shall indemnify, hold harmless, and defend the Seller and its subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and permitted assigns
          (collectively, the "Sellerʹs Indemnified Persons") from and against, and reimburse each of the Sellerʹs Indemnified Persons with respect to, any and all Damages incurred by any of the Sellerʹs Indemnified Persons by reason of or arising out of or in connection with any breach or inaccuracy of any representation or warranty of the Buyer made in this
          Agreement, and any failure by the Buyer to perform any covenant required to be performed by the Buyer pursuant to this Agreement. This indemnification extends to any
          Damages suffered by any of the Sellerʹs Indemnified Persons, whether or not a claim is made against any of the Sellerʹs Indemnified Persons by any third party. The Buyerʹs liability pursuant to this indemnification shall not exceed the consideration the Buyer shall receive pursuant to this Agreement and in no event more than $1,000,000.00 in actual damages only. All provisions of this indemnification are expressly limited to actual damages only.

8.3     The remedy provided by this section 8 shall be exclusive as to both parties with exception only for a determination of equitable relief.

9.       GENERAL PROVISIONS

9.1     Waiver. The failure of any party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the performance of such obligation, covenant or agreement or by the party who has the benefit of such condition, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.2     Amendment. This Agreement may not be amended unless consented to in writing by the
          Buyer and the Seller.

9.3     Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

9.4     Stock Splits. The parties to this agreement agree that no forward or reverse splits of the
          Buyerʹs common stock greater then 2 to 1 shall be permitted for a period of not less than two (2) years unless agreed upon in writing by the parties. No resolution shall be put in place to affect a split within 60 days of the effective date of this agreement.

9.5     Notices. Any notice or communication required or permitted to be given under this
          Agreement shall be given in writing and shall be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in the United States, to the address or facsimile transmission number of each party set out below:

To the Buyer: Aeon Holdings Inc. Attn: Vic Devlaeminck 10000 NE 7th Ave. Suite 100-C Vancouver, WA 98685 Facsimile: (866) 791-5083 To the Seller: BCM Energy Partners LLC David M. Beach
One Galleria Blvd., Suite 910 Metairie, LA 70001 Facsimile: (212) 208-0995

          or to such other address or facsimile transmission number as either party may designate in the manner set out above;

          Any notice or communication shall be considered to have been received:

          (a)     if delivered by hand during business hours on a business day, upon receipt by a responsible representative of the receiving party, and if not delivered during business hours, upon the commencement of business on the next business day;

          (b)     if sent by facsimile transmission during business hours on a business day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business on the next business day; and

          (c)     if mailed by prepaid registered post in the United States, upon the fifth business day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication shall be delivered by hand or sent by facsimile transmission.

9.6     Arbitration. All disputes arising under this Agreement shall be arbitrated by a mediator agreed upon by the parties prior to commencing any litigation.

9.7     Currency. All references to currency in this Agreement are to U.S. dollars unless otherwise stated.

9.8     Time of the Essence. Time shall be of the essence of this Agreement.

9.9     Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and any such invalid or unenforceable provision shall be deemed to be severable.

9.10    Entire Agreement. The provisions of this Agreement constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

9.11    Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and, except as otherwise provided or as would be inconsistent with the provisions of this Agreement, their respective heirs, executors, administrators, successors and assigns.

9.12    Independent Legal Advice. Each of the parties to this Agreement confirms and acknowledges that it has been provided with an opportunity to seek independent legal advice with respect to its rights, entitlements, liabilities and obligations hereunder and understands that it has been recommended that such advice be sought prior to entering into this Agreement.

9.13    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that this Agreement is signed by one party and faxed to another, the parties agree that a faxed signature shall be binding upon the parties as though the signature was an original.

9.14    Venue. This agreement may be interpreted under the laws of the State of Delaware and any and all legal actions shall hold venue in the State of Delaware.

IN WITNESS WHEREOF this Agreement has been executed by the parties, and is effective as of the date of the last signature appearing below.

BMC Energy Partners, LLC.

/s/ David M. Beach	January 3, 2011
By: David M. Beach, its Managing Member	Date
AEON HOLDINGS INC.
Per:
/s/ Vic Devlaeminck	January 3, 2011
By: Vic Devlaeminck, its President / CEO	Date

SCHEDULE 1

OUTSTANDING DEBT OBLIGATIONS OF THE BUYER AND SELLER

AEON HOLDINGS INC.

1.     Convertible Promissory Note: McGinnis Capital ($100,000) Convertible promissory note to McInnis Capital Corp, the corporate arm of securities attorney Penny
        Green (Bacchus Corporate and Securities Law Group) for legal services rendered to
        Novori, Inc., which merged into Aeon Holdings, Inc., February 10, 2009. This note is for $100,000.00 with interest accruing at 6% per annum. It is convertible at a 20%
        discount to market on the date of conversion. It is anticipated that this debt may be converted to shares in settlement.

2.     CX Digital Debt (approximately $53,358.38) This was a debt owed by the prior company and assumed by Aeon as part of the February 10, 2010, merger. Arrangements are in place to have this debt fully satisfied no later than December 31, 2010.

3.     Island Stock Transfer Agent + - $1,000

BCM ENERGY PARTNERS LLC

1.     Accounts Payable ($646,969): Various field level and corporate trade payables assumed by BCM Energy Partners as part of the July, 2010 acquisition of University Field.
        All debts subject to settlement or extended payments post closing. There have been at least four (4) judgments filed against the University Field or its former operator within the past year. At this time, all judgments or demands have been paid in full or settled by BCM.
        There have been no legal issues filed or threatened against BCM Energy Partners, LLC.

2.     Bank Debts ($280,000): BCM assumed four (4) bank loans from the prior owners of
        University Field in the July, 2010 acquisition. BCM anticipates refinancing these bank debts in a follow-on acquisition post closing.

3.     Royalties Due ($280,000): BCM assumed a schedule of past due royalty payments, primarily to one overriding interest owner. BCM has negotiated settlements and/or payment plans with these royalty owners based on anticipated funding post closing. As part of these settlements, the owners have committed to work with BCM Energy as production in the field is enhanced in the months following closing.

SCHEDULE 2

TRANSFER OF ASSETS

The Seller shall transfer the following assets to Aeon Holdings, Inc., a Delaware corporation:

Field and Production Description

University Field comprises 14 leases covering approximately 300 gross acres in East Baton
Rouge, LA with 19 current wells identified in-field. At this time, two (2) wells (out of twenty-nine
(29) in-field) were producing with four (4) workovers scheduled for the first quarter of 2011.

Field Name: University Field (as of November 1, 2010)

Total Proved (1P) Reserves: 325.65 Mbo (total net)
Total Proved (1P) Reserves: 205.58 MMcf (total net)
Total Proved (1P) PV10: $6,398,490

Total Proved Producing (PDP) PV10: $1,573,140
Current Production: 1,200 bopm (average)

Total Probable (2P) Reserves: 624.27 Mbo (total net)
Total Probable (2P) Reserves: 745.16 MMcf (total net)
Total Probable (2P) PV10: $18,831,790

SCHEDULE 3

PREFERRED STOCK CERTIFICATE OF DESIGNATION

Aeon Holdings, Inc.
Certificate of Designations

Series A Convertible Preferred Stock

Par Value $0.0001 per share

_________________

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

_________________

           The undersigned, Vic Devlaeminck, CEO of Aeon Holdings, Inc., a Delaware corporation (hereinafter called the "Corporation"), DOES HEREBY CERTIFY that the following is a true and correct copy of a resolution duly adopted by unanimous written consent of the Board of Directors of the Corporation on December 13th, 2010 and that the resolution has not been rescinded or amended and is in full force and effect as of the date hereof:

           RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board") by the provisions of the Certificate of Incorporation of the Corporation (as amended from time to time, the "Certificate of Incorporation"), there hereby is created, out of the twenty million (20,000,000) shares of Preferred Stock, par value $0.0001 per share, of the Corporation authorized in Article IV of the Certificate of Incorporation ("Preferred Stock"), a series of Preferred Stock of the Corporation consisting of 4,800,000 shares, having the following powers, designations, preferences and relative participating, optional and other rights, and the following qualifications, limitations and restrictions:

     1.     Designation; Number of Shares; Par Value. The shares of such series will be designated as "Series A Convertible Preferred Stock" (the "Series B Preferred"). The number of shares of Series A Preferred will be limited to 4,800,000. The original issue price of the Series A Preferred is $0.50 per share (the "Original Issue Price").

     2.     Conversion Rights. The holders of shares of Series A Preferred will have conversion rights as follows:

            (a)     Conversion of Series A Preferred. Each share of Series A Convertible Preferred Stock shall be convertible into Common Stock at a conversion price of $0.50 per share (the "Conversion Price"), on the conditions set forth below, on the date on which the purchaser issues written notice for conversion.

(i) Upon conversion of shares of Series A Convertible Preferred Stock in shares of Common Stock, the Holder shall received 20 shares of Common Stock for each share held of Preferred Stock.

                     (ii)     Upon conversion of shares of Series A Convertible Preferred Stock into shares of Common Stock, the Holder shall surrender the certificate(s) evidencing the shares of Series A Convertible Preferred Stock that have been converted (the "Converted Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders of the Series A Convertible Preferred Stock) at any time during its usual business hours, and designate in writing the name(s) (with addresses) and denominations in which the certificate(s) evidencing the Converted Shares shall be issued, and instructions for the delivery thereof. Upon its receipt of the foregoing, the Corporation shall be obligated to, and shall promptly, issue and deliver in accordance with such instructions the certificate(s) evidencing the Converted Shares issuable upon such conversion. Upon conversion, the rights of the holder of such Converted Shares as such holder shall cease, and the Person(s) in whose name or names any certificate(s) evidencing the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder(s) of record of the Converted Shares.

                     (iii)    Upon the issuance of the Converted Shares in accordance with this Section 2, such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

            (b)     Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of shares of Series A Preferred. Instead of issuing any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Series A Preferred, the Corporation will pay a cash amount in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Board. If the shares of Series A Preferred being converted by a holder at one time are represented by more than one certificate surrendered for conversion, the number of whole shares of Common Stock issuable upon such conversion will be computed on the basis of the aggregate number of shares of Series A Preferred to be converted and represented by all such surrendered certificates.

            (c)     Taxes. The holder of the Series A Convertible Preferred Stock is responsible for any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred pursuant hereto. In addition, the Corporation will not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

            (d)     Reservation of Shares. The Corporation will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred, the full number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred from time to time outstanding. The Corporation will from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued will not be sufficient to permit the conversion of all of the shares of Series A Preferred at the time outstanding.

            (e)     No Re-issuance of Shares. All certificates of Series A Preferred surrendered for conversion will be appropriately canceled on the books of the Corporation.

3.     Dividends.

            (a)     The Holders of Series A Convertible Preferred Stock shall participate pro rata in the payment of any dividend or distribution to the holders of the Common Stock as would be declared and payable on the largest number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such Holder could be converted, on the record date fixed for such dividend or distribution, pursuant to the provisions of Section 2 above.

            (b)     The Holders of Series A Convertible Preferred Stock shall receive no dividends.

4.     Voting Rights. The holders of Series A Preferred will have voting rights as follows:

            (a)     Voting Together With Common Stock. The holder of each share of Series A Preferred issued and outstanding will have the right to one votes for each share of Common Stock into which such share of Series A Preferred could be converted on the record date for the vote or consent of stockholders. Each holder of shares of Series A Preferred will be entitled to notice of any stockholderʹs meeting in accordance with the Bylaws of the Corporation. The holders of Series A Preferred will vote with the holders of the Common Stock (and the holders of shares of the Series A Preferred will have voting rights and powers equal to those of the holders of the Common Stock) upon all matters upon which holders of Common Stock have the right to vote, except those matters required by law, the Certificate of Incorporation or this Certificate of Designations to be submitted to a class or series vote. Fractional votes will not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares of Common Stock into which shares of Series A Preferred held by each holder could be converted) will be rounded to the nearest whole number (with one-half being rounded upward).

5.     Notices. All notices, demands and other communications hereunder must be in writing and will be deemed to have been duly given if delivered by hand or when sent by facsimile transmission (with receipt confirmed), provided a copy is also sent by express (overnight, if possible) courier, addressed (a) in the case of a holder of the Series A Preferred, to such holderʹs address of record and (b) in the case of the Corporation, to the Corporationʹs principal executive offices to the attention of the Corporationʹs Secretary.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by its President on this 10th day of December, 2010.

/s/ David M. Beach
David M. Beach Managing Director
/s/ Vic Devlaeminck
Vic Devlaeminck CEO, Aeon Holdings, Inc.

SCHEDULE 4
AEON HOLDINGS FINANCIAL STATEMENTS

Aeon Holdings Inc. (formerly Novori Inc.) Balance Sheet (Expressed in US dollars) (unaudited)
	February 28, 2009 $ (unaudited)	May 31, 2008 $
ASSETS

Current Assets

Cash	--	20,806
Inventory, net	--	31,291
Prepaid expenses	57,041	4,189

Total Current Assets	57,041	56,286
Property and Equipment	55,000	1,410
Oil and Gas Property (Note 5)	1,565,000	--
Prepaid Management Fees	120,000	--

Total Assets	1,797,041	57,696

LIABILITIES AND STOCKHOLDERʹS DEFICIT

Current Liabilities

Accounts payable	69,025	156,771
Accrued liabilities	905	36,585
Current portion of agreement payable	--	30,938
Due to a related party	--	6,953
Due to shareholder	--	30,000
Deferred revenue	--	10,898
Convertible notes payable (Note 9)	36,790	75,598
Derivative liability (Note 9)	90,168	64,405
Promissory notes	--	97,000

Total Current Liabilities	196,888	509,148

Agreement Payable	--	24,062

Long-term promissory notes	--	3,000
Long-term convertible notes	58,300	--

Total Liabilities	255,188	536,210

Contingencies and Commitments (Note 11)

Stockholderʹs Deficit

Preferred Stock, 20,000,000 shares authorized, with a par value of $0.0001; 1,000,000 issued and outstanding (May 31, 2008 - 19,000,000)	100	1,900

Common Stock, 150,000,000 shares authorized, with a par value of $0.0001; 11,853,172 shares issued and outstanding (May 31, 2008 - 1,733,170 shares)	1,185	173
Additional Paid-in Capital	3,087,019	998,007

Common Stock Subscribed	--	45,000

Donated Capital	--	139,736

Accumulated Other Comprehensive Loss	(15,245)	(26,581)

Deficit	(1,531,206)	(1,636,749)

Total Stockholderʹs Deficit	1,541,853	(478,514)

Total Liabilities and Stockholderʹs Deficit	1,797,041	57,696

Aeon Holdings Inc. (formerly Novori Inc.)
Statements of Operations
(Expressed in US dollars)
(unaudited)

	For the Three Months Ended February 28, 2009 $	For the Three Months Ended February 28, 2008 $	For the Nine Months Ended February 28, 2009 $	For the Nine Months Ended February 28, 2008 $
Revenues	--	--	--	--

Expenses

Amortization	--	212	214	379
General and administrative	38,011	141,191	133,607	357,064
Professional fees	40,193	38,786	163,937	123,250

Total Operating Expenses	78,204	180,189	297,758	480,693

Operating Loss	(78,204)	(180,189)	(297,758)	(480,693)

Other Income (Expense)
Gain from debt settlement	98,168	--	98,168	--
Accretion of discount on convertible notes	(4,363)	(6,672)	(21,773)	(18,175)
Gain (loss) on change in fair value of conversion feature
(Note 7(b))	80	69,333	(145,689)	461,333
Loss on settlement of lawsuit	--	--	(6,500)	--

Net Loss Before Discontinued Operations	15,681	(117,528)	(373,552)	(37,535)

Discontinued Operations (Note 4)
Income (loss) from discontinued operations	15,173	(3,191)	134,735	16,531
Gain on disposal of discontinued operations	344,360	--	344,360	--

Gain (loss) on discontinued operations	359,533	(3,191)	479,095	16,531

Net Income (Loss)	375,214	(120,719)	105,543	(21,004)

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(11,755)	(3,822)	11,336	(18,548)

Comprehensive Income (Loss)	363,459	(124,541)	116,879	(39,552)

Income (Loss) Per Share
Basic from continuing operations	0.00	(0.07)	(0.15)	(0.02)
Basic from discontinued operations	0.10	0.00	0.19	(0.01)
Basic	0.10	(0.07)	0.04	(0.03)

Income (Loss) Per Share
Diluted from continuing operations	0.00	(0.07)	(0.06)	(0.02)
Diluted from discontinued operations	0.05	0.00	0.08	(0.01)
Diluted	0.05	(0.07)	0.02	(0.03)

Weighted Average Shares Outstanding
Basic	3,875,230	1,647,800	2,457,666	1,748,950
Diluted	7,708,563	1,647,800	6,290,999	1,748,950

SCHEDULE 5

BCM ENERGY PARTNERS FINANCIAL STATEMENTS

BCM ENERGY PARTNERS, LLC BALANCE SHEET

As of November 30, 2010

TOTAL

ASSETS

Current Assets
Bank Accounts
Total Bank Accounts	$ 35,460.20
Total Current Assets	$ 35,460.20
Fixed Assets
Field Inventory	201,861.00
University Field
Oil & Gas Properties (1P Proven Reserves)	6,398,490.00
Total University Field	$ 6,398,490.00
Total Fixed Assets	$ 6,600,351.00
TOTAL ASSETS	$ 6,635,811.20
LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	643,236.05
Total Accounts Payable	$ 643,236.05
Other Current Liabilities
Hancock #40493	111,050.68
Royalties Due	280,000.00
Whitney #4683	500,000.00
Whitney #61878	254,295.96
Whitney #82570	141,175.00
Total Other Current Liabilities	$ 1,286,521.64
Total Current Liabilities	$ 1,929,757.69
Total Liabilities	$ 1,929,757.69
Equity
Opening Balance Equity	5,297,341.36
Retained Earnings
Net Income	-591,287.85
Total Equity	$ 4,706,053.51
TOTAL LIABILITIES AND EQUITY	$ 6,635,811.20

BCM ENERGY PARTNERS, LLC

PROFIT & LOSS

January - November, 2010

TOTAL
Income
Refunds-Allowances	275.00
Sales	195,001.66
Total Income	$ 195,301.66
Gross Profit	$ 195,301.66
Expenses
Accounting Fees/Expenses	10,326.00
Auto	25.51
Bank Charges	1,018.22
Consultant	27,327.00
Disposal Fees	409.87
Equipment Rental	46,116.64
Field/Gauging Services	28,949.07
Insurance	8,038.41
Interest	3,394.13
Land Fees	1,550.00
Legal & Professional Fees	88,506.34
Meals and Entertainment	57.47
Office Expenses	6,256.75
Operating	55,433.73
Other Liabilities	148,020.58
Payroll Expenses
Wages	8,206.24
Total Payroll Expenses	$ 8,206.24
Reimbursement-Loan	7,920.72
Rent or Lease	13,841.92
Repair & Maintenance	45,932.24
Royalty Payment	26,252.08
Supplies & Materials	12,544.34
Chemicals	1,307.19
Total Supplies & Materials	$ 13,851.53
Taxes & Licenses
Restoration Fees	25.82
Severance	16,309.32
Total Taxes & Licenses	$ 16,335.14
Travel Meals	296.25
Uncategorized Expense	1,300.00
Utilities	2,058.06
Workover	206,220.49
Total Expenses	$ 767,746.39
Net Operating Income	-$ -572,469.73
Other Income
Other Income	56,727.95
Total Other Income	$ 56,727.95
Other Expenses
Miscellaneous	75,546.07
Total Other Expenses	$ 75,546.07
Net Other Income	-$ -18,818.12
Net Income	-$ -591,287.85